Exhibit 1.1


                               THE CIT GROUP, INC.

                                 Debt Securities

                             Underwriting Agreement

                               New York, New York

TO the Representative(s)
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Sirs:

      The CIT Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you and the other underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities") to be issued under an indenture identified in Schedule I hereto (the "Indenture") between the Company and the trustee specified in Schedule I hereto (the "Trustee"). If the firm or firms listed in
Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

      1. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

      2. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 7 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in Federal or otherwise immediately available funds. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

      The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

      3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

            (a) Registration statement(s) (the file number(s) of which is (are) set forth in Schedule I hereto), including a prospectus, relating to the Securities has (have) been filed with the Securities and Exchange Commission ("Commission") and has (have) become effective. "Registration Statement" hereinafter refers respectively to each such registration statement as such registration statement is amended to the date of this Agreement. The prospectus used in connection with the Registration Statement, as supplemented to reflect the terms of the Securities and terms of offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

            (b) On its effective date, the Registration Statement and the prospectus included therein conformed in all respects to the requirements of the Securities Act of 1933 ("Act"), the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement and the Prospectus conform, and on the Closing Date the Registration Statement and the Prospectus and any supplement thereto will conform, in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and neither of such documents includes, or on the Closing Date will include, any untrue statement of a material fact or omits to state, or on the Closing Date will omit to state, any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon, and in conformity with, written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

            (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934 ("Exchange Act") and the Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that it has previously furnished to Simpson Thacher & Bartlett one signed


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

copy of the registration statement relating to the Securities, including all exhibits, in the form it became effective and of all amendments thereto and that:

            (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus during the period of the distribution of the Securities, will provide the Representatives with a reasonable opportunity to comment thereon and will advise the Representatives promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (b) If, at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

            (c) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its security holders an earnings statement which will satisfy the provisions of Section 11(a) of the Act.

            (d) The Company will furnish to the Underwriters or the Representatives copies of the Registration Statement, including all exhibits, each preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

            (e) The Company will use its best efforts to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request, will continue such qualifications in effect so long as required for the distribution of the Securities and will provide the Representatives with a "blue sky" memorandum and legal investment memorandum relating to the Securities; provided, however, that the Company shall not be obligated (i) to qualify as a foreign corporation or as a dealer in securities or to execute or file any consents to service of process under the laws of any such state or (ii) to prepare more than one legal investment memorandum per year relating to its debt securities registered under the Registration Statement.

            (f) The Company agrees that until the Closing Date it will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of in the United States any debt securities substantially similar to the securities.

            (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement.


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

      5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy as of the Closing Date of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

            (b) (i) There shall not have occurred any change, or any development involving a prospective change, in or affecting the business, properties, financial condition or results of operations of the Company or its subsidiaries the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus, (ii) no public announcement shall have been given of any intended or potential downgrading in the rating accorded any of the Company's debt securities, or no rating of any debt securities of the Company shall have been lowered, by Moody's Investors Service, Inc., Standard & Poor's Corporation or Duff & Phelps, Inc., (iii) trading of securities generally on the New York Stock Exchange or the NASD shall not have been suspended or materially limited, (iv) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, (v) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market and (vi) there shall not have occurred any outbreak or escalation of hostilities or national emergency the effect of which on the financial markets of the United States is, in the judgment of the Representatives, such as to make it impracticable to market the Securities.

            (c) The Representatives shall have received, on behalf of the Underwriters, a letter, dated the Closing Date, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the published Rules and Regulations and to the effect that (i) in their opinion, the financial statements and financial schedules examined by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations, (ii) on the basis of their review (which does not constitute an examination of financial statements in accordance with generally accepted auditing standards) of the financial statements and schedules referred to below, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (x) the unaudited consolidated condensed financial statements included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus or (y) with respect to the period after


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

      the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated paid-in capital, variable rate notes, fixed rate notes, subordinated fixed rate notes or commercial paper of the Company or any decreases in the consolidated net finance receivables, total assets, retained earnings, finance receivables or reserve for credit losses on finance receivables of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus or (z) for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated finance income or net income, of the Company, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter and (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus (in each case to the extent that such dollar amounts or percentages or other financial information are derived from the general accounting records of the Company and consolidated subsidiaries which are subject to the internal controls of the accounting systems of the Company and consolidated subsidiaries or are derived directly from such records by analysis or computation, and are not directly traceable to the publicly available audited consolidated financial statements of the Company or unaudited condensed financial statements contained in its reports on Form 10-Q) with the results obtained from inquiries, a reading of such general accounting records of the Company and consolidated subsidiaries and other procedures specified in such letter and have found such dollar amounts and percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

            (d) The Representatives shall have received, on behalf of the Underwriters, an opinion or opinions, dated the Closing Date, of Schulte Roth & Zabel LLP or of the General Counsel of the Company or, with the consent of the Representatives, the Associate General Counsel of the Company, to the effect that:

                  (i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as described in the Prospectus, and is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction where its business requires such qualification or licensing;

                  (ii) the Indenture has been duly authorized, executed and
            delivered and is a valid instrument legally binding upon the Company, enforceable in accordance with its terms (except as enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought);


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

                  (iii) the Securities have been duly authorized and executed and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company (except as enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and will be entitled to the benefits provided by the Indenture;

                  (iv) the descriptions of the Securities and the Indenture in the Registration Statement and the Prospectus are accurate in all material respects, and the Indenture has been duly qualified under the Trust Indenture Act;

                  (v) the Registration Statement and any amendment thereto have become effective under the Act; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement, as amended, or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                  (vi) the Registration Statement and the Prospectus, and any
            amendment or supplement thereto, (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the Rules and Regulations;

                  (vii) the descriptions in the Registration Statement and
            Prospectus of statutes and other documents insofar as such descriptions purport to constitute a summary of the terms of the statutes or documents referred to therein, constitute accurate summaries of the matters described therein in all material respects, and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                  (viii) the documents incorporated by reference in the
            Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements and related schedules and other financial or statistical data included or incorporated by reference in such documents;


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

                  (ix) no consent, approval, authorization, order, license,
            registration or qualification of or with any court or governmental agency or body is required in connection with the execution and delivery of the Indenture, the issuance and sale of the Securities by the Company pursuant to this Agreement or consummation by the Company of the transactions contemplated by the Indenture, the Securities and this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Act and the Trust Indenture Act and as may be required under state securities laws, as to which such counsel need express no opinion;

                  (x) the issue and sale of the Securities and the compliance by the Company with the provisions of the Securities and the Indenture will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or a violation of (a) any of the terms or provisions of any contract filed as an exhibit to the Company's most recent annual or quarterly reports or other 1934 Act filings with the Commission except for any such conflict, breach, default, event or violation which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or (b) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of its properties or assets, except for any such conflict, breach, default, event or violation which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole (except that such counsel need express no opinion with respect to state securities laws), nor will such action result in a violation of the provisions of the Restated Certificate of Incorporation or the By-laws of the Company; and

                  (xi) this Agreement has been duly authorized, executed and delivered by the Company.

            (e) The Representatives shall have received, on behalf of the Underwriters, from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Representatives shall have received, on behalf of the Underwriters, a certificate, dated the Closing Date, of the principal financial or accounting officer or the treasurer of the Company in which such officer shall state, to the best of his knowledge after reasonable investigation, that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration


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

      Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial condition or results of operations of the Company or its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

      The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

      6. Indemnification and Contribution. (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Underwriter or controlling person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any related preliminary prospectus supplement, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained therein in conformity with information furnished in writing by any Underwriter through the Representatives, if any, to the Company expressly for use in any of such documents or arises out of or is based upon any alleged omission to state therein a material fact in connection with such information required to be stated therein or necessary to make such information not misleading. The Company's agreement to indemnify any such Underwriter or controlling person as aforesaid is expressly conditioned upon its being notified of the action in connection therewith brought against such Underwriter or controlling person by letter or telegram addressed to the Company with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon such Underwriter or controlling person (or after it shall have received notice of such service upon any agent designated by it), but failure so to notify the Company shall not relieve the Company from any liability which it may have to such Underwriter or controlling person otherwise than on account of the indemnity agreement contained in this Section 6.

      The Company shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to the Underwriters and the payment of all expenses. Any Underwriter or controlling person against whom such suit is brought shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless (i) the employment of such counsel has been specifically authorized by the Company or (ii) the named parties to any such suit (including any impleaded parties) include such Underwriter or controlling person and the Company, and such Underwriter or controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to


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

the Company, in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Underwriters or the Representatives, if any. The Company shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed).

      The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Securities or with the Registration Statement or Prospectus.

      (b) Each Underwriter represents and warrants that the information furnished in writing by such Underwriter through the Representatives, if any, to the Company expressly for use with reference to such Underwriter in the Registration Statement or the Prospectus does not contain any untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading.

      Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and its directors and officers from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any related preliminary prospectus supplement which is in reliance on and in conformity with information furnished in writing by such Underwriter through the Representatives, if any, to the Company expressly for use with reference to such Underwriter, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in any of such documents or necessary to make such information not misleading. Each Underwriter's agreement to indemnify the Company and any such person as aforesaid is expressly conditioned upon such Underwriter's being notified of the action in connection therewith brought against the Company or any such person by letter or telegram addressed to such Underwriter or the Representatives, if any, at its address furnished to the Company for the purpose, with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon the Company or any such person (or after the Company or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify such Underwriter shall not relieve such Underwriter from any liability which it may have to the Company or any such person otherwise than on account of the indemnity agreement contained in this Section 6.


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

      Such Underwriter shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel and the payment of all expenses. The Company or such person against whom such suit is brought shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless (i) the employment of such counsel has been specifically authorized by such Underwriter or the Representatives, if any, or (ii) the named parties to any such suit (including any impleaded parties) include the Company or such person and such Underwriter, and the Company or such person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Underwriter, in which case such Underwriter shall not have the right to assume the defense of such action on behalf of the Company or such person, it being understood, however, that the Underwriters shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Company and such person, which firm shall be designated in writing by the Company. Such Underwriter shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed).

      (c) If the indemnification provided for in this Agreement is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and (b) above for any reason other than as specified therein in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.


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

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation (even if the Underwriters are treated as one entity) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Agreement, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of the damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Agreement are several in proportion to their respective underwriting commitments and not joint.

      The obligations of the Company and the Underwriters under this Section 6 shall be in addition to any liability that each of them may otherwise have.

      7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities agreed to be purchased by such Underwriter or Underwriters hereunder and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities, the Underwriters or the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities and arrangements satisfactory to the Underwriters or the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives or officers or directors or any controlling person and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect.

      9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 650 CIT Drive, Livingston, New Jersey 07039, Attention: Senior Vice President and Treasurer.

      10. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto, the officers and directors and controlling persons referred to in Section 6 and their respective heirs, executors, administrators, successors and assigns, and no other person will have any right or obligation hereunder.

      11. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                                     Very truly yours,

                                     THE CIT GROUP, INC.

                                     By: ____________________________________
                                          Name:
                                          Title:

The foregoing Agreement is
hereby confirmed and
accepted as of the date
specified in Schedule I hereto.

[NAME OF REPRESENTATIVES]

By: _________________________________
Name:
Title:

For themselves and the other
several Underwriters, if any,
named in Schedule II
to the foregoing Agreement.

                                   SCHEDULE I

[       ] notes

Underwriting Agreement dated [              ]

Registration Statement No. 333-[     ]

Representative (Name and address for notices):

          [



                              ]

Indenture dated as of [             ], between The CIT Group, Inc. and
[                 ], as Trustee.

Description of Securities:

Title:                             [    ] Notes Due [               ]

Aggregate Principal Amount:        $[           ]

Interest:                          [                                ]

Maturity Date:                     [            ]

Redemption:                        [                                ]

Purchase Price to Public:          [                                ]

Proceeds to Corporation:           [                                ]

Underwriting Discount:             [                                ]

Form and Denomination:             The Notes will be issued in fully registered
                                   form only, without coupons, in
                                   denominations of $1,000 and integral
                                   multiples thereof. The Notes will be
                                   initially represented by one permanent
                                   global Note registered in the name of The
                                   Depositary Trust Company or its nominee.

Settlement:                        [                                ]

Closing Date:                      [                                ]

                                   SCHEDULE II


[   ] Notes due [                ]

     Underwriter                                         Principal Amount
     -----------                                         ----------------
[Name(s) of Underwriter(s)] ...........................     $ [       ]

                              Total                         $ [       ]